P-COM, INC.
                          3175 S. Winchester Boulevard
                            Campbell, CA 95008 U.S.A.

April 4, 2003

Daniel W. Rumsey
Chief Financial Officer
General Counsel
P-Com, Inc.
3175 South Winchester Blvd.
Campbell, CA 95008

                  Re:      Severance Agreement

Dear Dan:

As we discussed, this will acknowledge our agreement whereby in the event your employment with the P-Com, Inc. terminates at any time after the date hereof by reason of an Involuntary Termination, you shall be entitled to severance equal to the higher of your annual base salary on the date hereof, or your annual base salary on the date of your Involuntary Termination (in either event, your "Base Salary"), which Base Salary shall be paid in a series of successive biweekly installments over the twelve month period measured from the date of your Involuntary Termination. For purposes of this Agreement, an Involuntary Termination shall mean the termination of your employment with P-Com (or successor) (i) involuntarily upon your discharge or dismissal; (ii) or voluntarily upon your resignation following (a) a change in level of management to which you report, (b) a decrease or material change in your responsibilities; or (c) a reduction in your Base Salary.

In addition, in the event of an Involuntary Termination, your unvested options to purchase common stock of P-Com shall continue to vest and such options plus options already vested but unexercised as of the date of your Involuntary Termination shall continue to be exercisable in accordance with P-Com's 1995 Stock Option/Stock Issuance Plan from the date of Involuntary Termination to the first anniversary date thereof.

In the event your employment hereunder is terminated for cause, no severance benefits shall be provided to you under this letter agreement.

Please indicate your acceptance of the foregoing provisions of this letter agreement by signing in the space set forth below, and returning a copy hereof to P-Com.

Sincerely,                              ACCEPTED AND AGREED TO:

P-Com, Inc.                             Daniel W. Rumsey


By: /s/ George Roberts                  /s/ Daniel Rumsey
   --------------------------------     ----------------------------------------
   George Roberts
   Chairman and CEO